Exhibit 99.1

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by Branch Banking and Trust Company

(a wholly owned subsidiary of BB&T Corporation)

August 14, 2009

INDEX OF FINANCIAL STATEMENTS

Page Number
Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at August 14, 2009	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of BB&T Corporation:

In our opinion, the accompanying statement of assets acquired and liabilities assumed of Branch Banking and Trust Company (a wholly owned subsidiary of BB&T Corporation) presents fairly, in all material respects, the statement of assets acquired and liabilities assumed by Branch Banking and Trust Company (a wholly owned subsidiary of BB&T Corporation) as of August 14, 2009 in conformity with accounting principles generally accepted in the United States of America. This statement of assets acquired and liabilities assumed is the responsibility of the Company’s management. Our responsibility is to express an opinion on this statement of assets acquired and liabilities assumed based on our audit. We conducted our audit of the statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets acquired and liabilities assumed. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama

February 22, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by Branch Banking and Trust Company

(a wholly owned subsidiary of BB&T Corporation)

(Dollars in millions)

August 14, 2009
Cash, due from banks and federal funds sold	$185
Interest-bearing deposits in banks and the Federal Reserve	876
Investment securities (including $1,142 of covered securities)	3,719

Covered loans held for sale	1,071
Covered loans	8,555
Non-covered loans	150

Total loans	9,776

Goodwill	533
Core deposit intangible	176
Covered other real estate owned	144
Federal Deposit Insurance Corporation loss share indemnification asset	3,083
Other assets (including $60 of covered assets)	642

Total assets acquired	$19,134

Deposits:
Noninterest-bearing deposit accounts	$3,609
Interest-bearing deposit accounts	3,973
Time deposits	11,754

Total deposits	19,336

Repurchase agreements	74
Advances from Federal Home Loan Bank of Atlanta	3,654
Accrued expenses and other liabilities	191

Total liabilities assumed	23,255

Due from FDIC for net liabilities assumed	$4,121

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

by Branch Banking and Trust Company

(a wholly owned subsidiary of BB&T Corporation)

August 14, 2009

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Colonial Bank

On August 14, 2009, Branch Banking and Trust Company (“Branch Bank”), a wholly-owned subsidiary of BB&T Corporation (“BB&T”), entered into a purchase and assumption agreement (“the Agreement”) with the Federal Deposit Insurance Corporation (“FDIC”) to acquire certain assets and assume substantially all of the deposits and certain liabilities of Colonial Bank, an Alabama state-chartered bank headquartered in Montgomery, Alabama (“Colonial Bank”).

Colonial Bank operated 357 locations in Florida, Alabama, Georgia, Texas and Nevada. Excluding the effects of purchase accounting adjustments, Branch Bank assumed approximately $19.2 billion of the deposits of Colonial Bank. Additionally, Branch Bank purchased approximately $14.3 billion in loans, $165 million of other real estate owned (“OREO”) and $3.7 billion of investment securities. Approximately $14.3 billion of acquired loans and OREO and $1.1 billion of the purchased investment securities are covered by loss sharing agreements (“covered assets”) between the FDIC and Branch Bank.

The assets acquired and liabilities assumed are presented at fair value on the date of acquisition. The fair values of the assets acquired and liabilities assumed were determined as described in Note 3 below. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. Branch Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by Branch Bank and/or the purchase price. In addition, the tax treatment of FDIC assisted acquisitions is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date. This audited financial statement reflects the status of these discussions as of February 22, 2010.

Under the terms of the Agreement, Branch Bank had the option through February 1, 2010 to notify the FDIC of its intent to acquire the real estate, banking facilities, furniture and equipment of Colonial Bank (“Colonial premises and equipment”) from the FDIC at their fair market value as of the acquisition date. Prior to the expiration of this option, Branch Bank notified the FDIC of its intention to purchase certain Colonial premises and equipment with an estimated fair market value totaling approximately $200 million. Branch Bank and the FDIC are continuing to evaluate appraisals related to these assets and as such, the acquisition of the Colonial premises and equipment is not reflected in the Statement. Substantially all of the Colonial premises and equipment subject to the purchase option described above were leased from the FDIC on a month-to-month basis during the term of the purchase option.

Branch Bank also had an option through February 1, 2010 to notify the FDIC of its intent to assume or repudiate certain lease agreements of Colonial Bank. The repudiation or assumption of these lease agreements was finalized prior to the expiration of this option and the process to determine the fair value of assumed lease obligations is still on-going. A goodwill adjustment will be required to the extent the fair value of lease payments are different than the contractual amounts.

As more fully described in Note 7, certain deposits and branch locations in Nevada were sold to U.S. Bank National Association (“U.S. Bank”) effective January 15, 2010.

Note 2 — Loss Sharing Agreement and FDIC Indemnification Asset

As part of the purchase and assumption agreement, Branch Bank and the FDIC also entered into certain loss sharing agreements. Pursuant to the terms of these loss sharing agreements, the FDIC’s obligation to reimburse Branch Bank for losses with respect to certain loans, OREO, certain investment securities and other assets, begins with the first dollar of loss incurred. The terms of the loss sharing agreement with respect to certain non-agency mortgage-backed securities totaling $624 million provides that Branch Bank will be reimbursed by the FDIC for 95% of any and all losses. All other covered assets are subject to a stated threshold of $5.0 billion (the “stated threshold”) that provides for the FDIC to reimburse Branch Bank for (1) 80% of losses incurred up to $5.0 billion and (2) 95% of losses in excess of $5.0 billion. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery.

The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value (in millions):

	Amount Covered	Fair Value
Assets subject to stated threshold:
Loans held for sale	$1,071	$1,071
Loans	13,039	8,555
OREO	165	144
Investment securities	518	518
Other assets	74	60

	14,867	10,348
Not subject to stated threshold:
Investment securities	624	624

	$15,491	$10,972

The amounts covered by the loss sharing agreements are the pre-acquisition book value of the underlying assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreement applicable to single family residential mortgage loans and related assets provides for FDIC loss sharing and Branch Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans, covered investment securities and other assets provides for FDIC loss sharing for five years and Branch Bank reimbursement of recoveries to the FDIC for a total of eight years, in each case as described above. The agreements with the FDIC also include an “upside on loss arrangement” provision that may result in an additional payment to the FDIC by Branch Bank if net losses on covered assets subject to the stated threshold are less than $5.0 billion.

The FDIC loss share indemnification asset, which totals $3.1 billion on the Statement of Assets Acquired and Liabilities Assumed, reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.

Note 3 — Basis of Presentation

Branch Bank has determined that the acquisition of the net assets of Colonial Bank constitutes a business acquisition as defined by the Financial Accounting Standards Board (“FASB”) Codification Topic 805: Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required by that topic. Fair values were determined based on the requirements of FASB Codification Topic 820: Fair Value Measurements. In many cases the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash, due from banks and federal funds sold, interest-bearing deposits in banks and the Federal Reserve

The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets.

Investment Securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. In the absence of observable inputs, fair value is estimated based on pricing models and/or discounted cash flow methodologies.

Loans

Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows.

Core deposit intangible

This intangible asset represents the value of the relationships that Colonial Bank had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, reserve requirements and the net maintenance cost attributable to customer deposits.

Other real estate owned

OREO is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal.

FDIC loss share indemnification asset

This loss sharing asset is measured separately from the related covered asset as it is not contractually embedded in the assets and is not transferable with the assets should Branch Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These expected reimbursements do not include reimbursable amounts related to future covered expenditures. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss sharing reimbursement from the FDIC.

Deferred taxes

Deferred taxes totaling approximately $306 million, which are reflected in the other assets line of the Statement of Assets Acquired and Liabilities Assumed, relate to differences between the financial statement and tax basis of certain acquired assets and liabilities including the acquired loans, the loss share indemnification asset and certain acquired long-term debt. Deferred taxes are reported based upon the principles in FASB Codification Topic 740: Income Taxes, and are calculated based on the estimated federal and state income tax rates currently in effect for BB&T.

Deposits

The fair values used for the demand and savings deposits that comprise the transaction accounts acquired by definition equal the amount payable on demand at the reporting date. The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered to the interest rates embedded on such time deposits.

Advances from Federal Home Loan Bank of Atlanta

The fair values of Federal Home Loan Bank of Atlanta (“FHLB”) advances were based on pricing supplied by the FHLB.

Note 4 — Investment Securities

The table below reflects the acquired investment securities at August 14, 2009:

	Fair Value (in millions)	Tax-equivalent yield
Fair value of securities acquired on August 14, 2009	$3,719
Less: subsequent disposals of securities available for sale	(2,382)	4.4%

Total	$1,337

Securities available for sale:
State and political subdivisions	$320	5.3%
Non-agency mortgage backed securities	839	13.6%
Other debt securities	2	1.2%
Equity securities	176	—

Total	$1,337

The estimated fair values of available for sale securities are shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fair Value (in millions)
Due within one year	$—
Due after one through five years	—
Due after five through ten years	103
Due after ten years	1,039
Investments with no stated maturity	195

Total	$1,337

Note 5 — Loans

The composition of loans acquired at August 14, 2009 is as follows (in millions):

	Fair Value (in millions)	Effective interest rate
Covered loans:
Commercial real estate	$3,618	6.4%
Real estate construction	2,117	7.4%
Residential real estate	1,696	9.1%
Commercial, financial and agricultural (including $94 of other loans)	1,124	6.3%

Non-covered acquired loans	150	9.9%

Total loans held for investment	8,705	7.2%

Total covered loans held for sale	1,071

Total	$9,776

The following table presents the impaired loans at August 14, 2009 (in millions):

Contractually-required principal and interest	$8,292
Non-accretable difference	(3,475)

Cash flows expected to be collected	4,817
Accretable yield	(997)

Fair value of impaired loans	$3,820

The following table presents the non-impaired loans at August 14, 2009 (in millions):

Unpaid principal balance	$6,999
Fair value adjustment	(2,114)

Fair value of non-impaired loans	$4,885

Note 6 — Goodwill and Other Intangible Assets

The Statement of Assets Acquired and Liabilities Assumed reflects goodwill and a core deposit intangible asset totaling $533 million and $176 million, respectively, at August 14, 2009. The core deposit intangible asset will be amortized over ten years based upon the estimated economic benefits received. Estimated amortization expense of the core deposit intangible asset for each of the next five years totals $46 million, $30 million, $24 million, $18 million and $15 million.

The goodwill arising from the acquisition of certain assets and liabilities of Colonial Bank from the FDIC reflects the increased market share and related synergies that are expected to arise from the transaction. The amount of goodwill is the residual difference in the fair value of the net liability assumed and the payment from the FDIC for assuming this net liability. The goodwill is deductible for income tax purposes.

Note 7 — Deposits

Deposits assumed are composed of the following at August 14, 2009:

Fair Value (in millions)
Non-interest-bearing demand accounts	$3,609
Interest-bearing demand accounts	3,519
Savings deposits	454
Client certificates of deposit	9,858
Other interest-bearing deposits	1,896

Total	$19,336

At August 14, 2009, scheduled maturities and the weighted average interest rate of certificates of deposit and other time deposits of more than $100,000 were as follows:

Period	Fair Value (in millions)	Weighted average interest rate
Less than 3 months	$1,487	3.43%
4 – 6 months	1,010	2.88%
7 – 12 months	1,009	2.66%
Greater than 12 months	482	4.02%

Total	$3,988

On January 15, 2010, BB&T consummated the sale of approximately $850 million in deposits and certain branch locations in Nevada to U.S. Bank National Association (a wholly-owned subsidiary of U.S. Bancorp). The Statement of Assets Acquired and Liabilities Assumed and related notes have not been adjusted to reflect the sale of the branch locations in Nevada.

Note 8 — Advances from Federal Home Loan Bank of Atlanta (“FHLB”)

As of August 14, 2009, there were $3.3 billion in borrowings outstanding from the FHLB. The borrowings were secured by a blanket lien on eligible loans plus securities. The advances were recorded at their estimated fair value of $3.7 billion, which was derived using pricing supplied by the FHLB. Subsequent to the acquisition, $2.8 billion of advances were paid off. The remaining advances, which total approximately $851 million, are due in 2026 and have a weighted average effective interest rate of 4.7%.

Note 9 — Net Liabilities Assumed

Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to Branch Bank (1) certain assets subject to loss-sharing agreements at book value, (2) certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, (3) certain assets at fair value and (4) certain liabilities at book value. The FDIC also agreed to transfer assets to Branch Bank to compensate for the $4.1 billion net liability that resulted from the transfer of assets and liabilities described above.

Details related to the transfer at August 14, 2009 are as follows (in millions):

Net liabilities assumed per purchase and assumption agreement	$(3,073)

Purchase accounting adjustments:
Loans	(4,552)
FDIC indemnification asset	3,083
Deposits	(131)
Core deposit intangible	176
FHLB advances	(313)
Goodwill	533
Other, net	156

Due from FDIC for net liabilities assumed	$(4,121)